CONSULTING AGREEMENT

            This Agreement, dated the 28th day of February 1997, between MICHAEL
J. SPECCHIO, INC., a Wisconsin corporation (hereinafter "Consultant"), and NATIONAL WIRELESS HOLDINGS INC., a Delaware corporation (hereinafter the "Company"),

                              W I T N E S S E T H:

            WHEREAS, the Company is a Delaware corporation organized pursuant to the Delaware General Corporation Law; and

            WHEREAS, Michael J. Specchio ("Specchio"), an individual, currently renders services to the Company and serves as Chairman of the Company pursuant to a Consulting Agreement, dated September 22, 1993, as amended by Amendment No. 1 dated January 1995 and Amendment No. 2 dated December 12, 1996 (the "Old Agreement"); and

            WHEREAS, effective the date hereof, Specchio is employed full time by Consultant and serves as its President pursuant to an Employment Agreement dated February 28, 1997; and

            WHEREAS, Company desires to retain the Consultant to render consulting services to it (the "retainment"); and

            WHEREAS, the Consultant desires to serve the Company in such capacity; and

            WHEREAS, Specchio and the Company wish to terminate the Old
Agreement;

            NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

            1. Consultant Period. Subject to the other provisions of this Agreement hereof, this Agreement shall be effective for the term (the "Term") from the date hereof until September 22, 2001. During the Term, (i) the Consultant shall employ Specchio on a full time basis and (ii) Consultant shall cause Specchio to serve the Company on a full-time basis as the Chairman of the Company; provided that Specchio may devote a reasonable percentage of his time, consistent with his current practices on the date of this Agreement, to other personal investments.

            2. Duties. a. Consultant shall advise the Company on such matters as may be requested by the Board of Directors, including, without limitation, the acquisition of broadcast frequencies and programming, construction of systems and developments in technology. Consultant shall perform such duties as are designated to it by the Board of Directors faithfully, diligently, and to the best of its ability consistent with the highest and best standards of the industry of the Company. The Company further acknowledges that certain information which would be useful to Consultant in the delivery of services might have been acquired by Consultant through Specchio's former relationship with Preferred Entertainment, Inc. and cannot be divulged by Consultant or Specchio to the Company. Consultant shall have such authority as is delegated to Consultant from time to time by the Board of Directors and as provided for in the Bylaws of the Company.

            b. Specchio shall be the Chairman of the Company and shall perform such duties and services, consistent with his title and position, as may be assigned to him from time to time by the Board of Directors of the Company (the "Board") and as otherwise may be provided for in the ByLaws of the Company. Consultant agrees to cause Specchio to perform such duties faithfully, diligently, and to the best of his ability consistent with the highest and best standards of the industry of the Company subject to the limitations expressed in
Section 1.

      3. Compensation.

            a. Consultant shall receive and the Company shall pay throughout the Term hereof a consulting fee of $180,000 per year (less all applicable withholding and deductions therefrom), to be paid in regular semi-monthly installments.

            b. Consultant shall be eligible for such bonuses or incentives as may be approved by the Board of Directors of the Company from time to time.

      4.    Conditions of Termination; Compensation in the Event of Termination.

            a. Termination for Cause by Company: The Company at any time may terminate this Agreement and Consultant's retainment by the Company, without further obligation or liability to Consultant, in the event the Company determines in good faith by majority vote of the entire Board of Directors then in office that (each a termination for "cause"):

            (1) Specchio is permanently disabled. For purposes of this Agreement, Specchio may be deemed permanently disabled when so conceded by Specchio or so certified by a physician selected by Specchio or his legal representative, on the one hand, or by the Company, on the other, and such certificate is delivered to the other party. In the event that within 10 days after delivery of such certificate the other party should, by written notice to the other party, contest the finding of disability, the parties agree to submit the determination of permanent disability to another physician acceptable to both parties, or if a physician cannot be agreed upon, a physician designated by the Dean of Mount Sinai Medical School;


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

            (2) Consultant or Specchio is grossly negligent in the performance of its or his duties;

            (3) Consultant or Specchio is convicted of a violation of any State or Federal law and is fined Ten Thousand Dollars ($100,000) or more or sentenced to prison or jail for a term of one year or more; or

            (4) Consultant or Specchio commits any material violation of this Agreement which violation is not cured within 30 days after notice of such violation is given to Consultant by the Board of Directors of the Company.

            b. Termination for Cause by Consultant: Consultant may terminate this Agreement at any time, without further obligation or liability to Company, in the event that Company fails to make payments of compensation as provided for in Paragraph 3 or otherwise materially breaches its obligations to Consultant and such failure continues for 30 days after notice of such violation(s) is given to the Company by Consultant.

            c. Other Events of Termination.

            (1) Unless extended in writing by the parties hereto, this Agreement shall terminate at the expiration of the Term.

            (2) This Agreement shall terminate at any time by agreement in writing by the Company and Consultant.

            (3) This Agreement shall terminate upon the date Specchio ceases to be employed full-time by Consultant or Specchio dies, in which case Consultant shall be entitled to all accrued but unpaid compensation hereunder through such date.

            d. In the event Consultant is terminated for cause or in the event Consultant terminates this Agreement, Consultant shall be entitled to, and shall receive, no compensation excepting only such of the base compensation set forth in Section 3 above as shall be accrued to the date of termination.

      5. Termination Upon Change of Control.

            a. Definitions. As used in this Section 5, the terms below shall have the following meanings:

                  (1) Cash Compensation. "Cash Compensation" shall mean the sum of (x) the higher of the Consultant's annual base consulting fee at (i) the time the Notice of Termination provided for in Section 5(b)(2) of this Agreement is given or


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

(ii) immediately prior to a Change in Control, and (y) an amount equal to the highest aggregate Cash Bonus Earned by the Consultant under all cash bonus plans of the Company for any of the three fiscal years immediately preceding the year in which the Date of Termination occurs. "Cash Bonus Earned" shall mean all amounts actually earned for performance in a specific fiscal year without regard to voluntary or mandatory payment deferrals if so specified in the applicable bonus plan.

                  (2) Change in Control. A "Change in Control" of the Company shall mean the occurrence during the term of this Agreement of any one of the following events:

                  (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but not including Terrence S. Cassidy or Michael J. Specchio) (each such person, a "Person"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by
            (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  (b) The individuals who, as of the date this Agreement is
            approved by the Board of Directors are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (c) Approval by stockholders of the Company of:

                        (A) A merger, consolidation or reorganization involving
                  the Company, unless such merger, consolidation or reorganization is a "NonControl Transaction". A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                              (1) the stockholders of the Company, immediately
                        before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                              (2) the individuals who were members of the
                        Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                              (3) no Person other than (a) the Company, (b) any
                        Subsidiary, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (d) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities), has Beneficial Ownership of


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

                        fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                        (B) A complete liquidation or dissolution of the
                  Company; or

                        (C) An agreement for the sale or other disposition of
                  all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (3) Effective Date. "Effective Date" shall mean the date on which a Change in Control is effectuated.

                  (4) Good Reason. The Consultant's termination of retainment with the Company shall be deemed for "Good Reason" if it occurs within six (6) months of any of the following without the Consultant's express written consent:

                  (a) the assignment to the Consultant or Specchio by the
            Company of duties inconsistent with, or a substantial alteration in the nature or status of, Consultant's or Specchio's responsibilities immediately prior to a Change in Control of the Company other than any such alteration primarily attributable to the fact that the Company's securities are no longer publicly traded;

                  (b) a reduction by the Company in the Consultant's Cash
            Compensation (as defined in Section 5(a)(1) above) as in effect on the date of a Change in Control of the Company or as in effect thereafter if such Cash Compensation has been increased during the term of this Agreement;

                  (c) any failure by the Company to continue in effect without substantial change any


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

            compensation, incentive, welfare or benefit plan or arrangement, as well as any plan or arrangement whereby the Consultant or Specchio may acquire securities of the Company, in which the Consultant or Specchio is participating at the time of a Change in Control of the Company (or any other plans, currently in effect or hereafter adopted by the Company, providing the Consultant or Specchio with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Consultant's or Specchio's participation in or materially reduce the Consultant's or Specchio's benefits under any such Benefit Plan or deprive the Consultant or Specchio of any material fringe benefit enjoyed by the Consultant or Specchio at the time of a Change in Control of the Company unless an equitable substitute arrangement (embodied in an ongoing substitute or alternative Benefit Plan) has been made for the benefit of the Consultant or Specchio with respect to the Benefit Plan in question. For purposes of the foregoing, Benefit Plans shall include, but not be limited to, the 1993 Stock Option Plan or any other plan or arrangement to receive and exercise stock options or stock appreciation rights, supplemental pension plan, insured medical reimbursement plan, automobile benefits, executive financial planning, group life insurance plan, personal catastrophe liability insurance, medical, dental, accident and disability plans;

                  (d) relocation to any place more than 100 miles from the
            office regularly occupied by the Consultant, except for required travel by Specchio on the Company's business to an extent substantially consistent with Specchio's business travel obligations at the time of a Change in Control;

                  (e) any material breach by the Company of any provision of this Agreement or this Agreement;

                  (f) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

                  (g) any purported termination of the Consultant's retainment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5(b)(2) below, and for purposes of this Agreement, no such purported termination shall be effective.

            b.    Termination Following Change in Control.


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

                  (1) Termination of Retainment. If a Change in Control of the Company as defined in Section 5(a)(2) shall have occurred while the Consultant is still a consultant of the Company, the Consultant shall be entitled to the compensation provided in Section 5(c) upon the subsequent termination of the Consultant's consulting the Company by the Company or by the Consultant, unless such termination is a result of (i) the Consultant's death; (ii) the Consultant is permanently disabled (as more fully described in Paragraph 4(a)(1) of this Agreement); (iii) the Consultant's termination by the Company for "cause" (as defined in Section 4(a) of this Agreement); or (iv) the Consultant's decision to terminate its retainment by the Company other than for Good Reason (as defined in Section 5(a)(4) above). No compensation shall be payable and no rights shall vest in the Consultant under this Agreement except as specifically set forth in this Section 5(b)(1).

                  (2) Notice of Termination. Any purported termination of the Consultant's retainment, hereunder by the Company or the Consultant hereunder shall be communicated by a Notice of Termination to the other party as set forth herein. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant's retainment under the provision so indicated.

                  (3) Date of Termination. "Date of Termination" shall mean (i) if this Agreement is terminated by the Company pursuant to Section 5(b)(1)(ii) above, thirty (30) days after Notice of Termination is given to the Consultant (provided that the Consultant shall not have returned to the performance of the Consultant's duties on a full-time basis during such thirty (30) day period),
(ii) if the Consultant's retainment is terminated by the Company for any other reason, the date on which a Notice of Termination is given, provided that if within thirty (30) days after any Notice of Termination is given to the Consultant by the Company, the Consultant notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if this Agreement is terminated by the Consultant, the date on which the Consultant delivers Notice of Termination to the Company.

                  c. Severance Compensation upon Termination of Retainment. If the Consultant's retainment with the Company shall be terminated as provided in
Section 3(a), then the Company shall:


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

                  (1) subject to Sections 5(d) and 5(e) below, pay to the
            Consultant as severance payment in a lump sum in cash, on the fifth day following the Date of Termination, an amount equal to three times (the "multiple") the Consultant's Cash Compensation (the "Consultant's Severance Cash Benefit").

                  (2) arrange to provide the Consultant for two years (or such shorter period as Consultant may elect) with disability, life, accident and health insurance substantially similar to those insurance benefits which Consultant is receiving immediately prior to the Notice of Termination (including coverage for dependents at the same per person cost as the Consultant is then paying). Benefits otherwise receivable by Consultant pursuant to this Section 5(c)(2) shall be reduced to the extent comparable benefits are actually received by the Consultant during such two (2) year period following his termination (or such shorter period elected by the Consultant), and any such benefits actually received by Consultant shall be reported by him to the Company.

                  d. Reduction in Benefits for "Parachute Payment". Notwithstanding anything contained in this Agreement to the contrary, in the event that the payments under Section 5(c) of this Agreement to the Consultant, either alone or together with other payments the Consultant has a right to receive from the Company, would not be deductible (in whole or in part) by the Company as a result of such payments constituting a "parachute payment" (as defined in Section 280G of the Internal Revenue Code, as amended (the "Code")), such payments shall be reduced to the largest amount as will result in no portion of the payments under Section 5(c) not being fully deductible by the Company as the result of Section 280G of the Code. The determination of any reduction in the payments under Section 5(c) pursuant to the foregoing sentence shall be made exclusively by Coopers & Lybrand, LLP, or such other firm of certified independent public accountants as may be serving as the Company's principal auditors immediately prior to the Effective Date (the "Auditors") (whose fees and expenses shall be borne by the Company), and such determination shall be conclusive and binding on the Company and the Consultant.

                  e. Reduction of Severance Cash Benefit in Certain Other Circumstances. Notwithstanding anything contained in this Agreement to the contrary, in the event that on the Effective Date the Company's Aggregate Severance Liability (as defined below) exceeds 5% of the Company's Market Capitalization (as defined below), the Consultant's Severance Cash Benefit shall be reduced to the product of (a) 5% of the Company's Market Capitalization and
(b) a fraction (x) the numerator of which shall be the Consultant's Severance Cash Benefit as of the


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

Effective Date and (y) the denominator of which shall be the Company's Aggregate Severance Liability.

            "The Company's Aggregate Severance Liability," as used herein, shall mean an amount (determined by the Auditors) equal to the aggregate of the Severance Cash Benefits payable to all employees and consultants of the Company party to written Severance Benefit Agreements on the Effective Date, calculated as of the Effective Date instead of as of the Dates of Termination of such employees and consultants and in each case reduced by the applicable "parachute payment" reduction, if any, described in Section 5(e) hereof. "The Company's Market Capitalization," as used herein, shall mean the sum of: (i) the product of (a) the total number of shares of common stock of the Company (the "Common Stock") outstanding as of the Effective Date and (b) the last reported sale price on the Nasdaq SmallCap of one share of Common Stock on the Effective Date; plus (ii) the product of (a) the total number of shares of preferred stock of the Company (the "Preferred Stock") outstanding on the Effective Date and (b) the liquidation value of one share of Preferred Stock; plus (iii) the aggregate amount of outstanding indebtedness for borrowed money of the Company on the Effective Date; plus (iv) the aggregate amount of short and lone-term liabilities of the discontinued operations of the Company as reflected on the Company's most recently prepared quarterly balance sheet. "The Consultant's Severance Cash Benefit as of the Effective Date," as used herein, shall mean an amount (determined by the Auditors) equal to the Consultant's Severance Cash Benefit calculated as of the Effective Date rather than as of the Date of Termination, which calculation shall include the "parachute payment" reduction, if any, which would be made pursuant to Section 5(e) hereof. The determination of any reduction in the Consultant's Severance Cash Benefits pursuant to this
Section 6 shall be made exclusively by the Auditors (whose fees and expenses shall be borne by the Company), and such determination shall be conclusive and binding on the Company and the Consultant.

                  f. Mitigation of Damages. The Consultant shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other consulting engagements or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Consultant as a result of consulting for another company after the Date of Termination, or otherwise, except to the extent provided in Section 5(d) above.

                  g. Effect of Agreement on Other Contractual Rights. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Consultant's existing rights, or rights which would accrue solely as a result of the passage of time, under this Agreement, any Benefit Plan or other contract, plan or arrangement.


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

            6. Duty of Loyalty. Consultant covenants and agrees that during the Term of this Agreement and for a period of one year thereafter, it shall not participate, and shall cause Specchio not to participate, as an officer, director, partner, employee, agent, consultant, owner, stockholder, representative, or in any other capacity with any other company or business entity of any nature whatsoever which is directly or indirectly in competition with the Company; provided, however, that ownership of (i) up to 10% of the outstanding common stock of Peoples Choice TV Corp. or (ii) 5% or less of any class of outstanding securities of a company whose securities are listed on a national securities exchange, or which has not fewer than 1,000 shareholders, shall not be deemed to constitute owner participation in any other company or business entity which is directly or indirectly in competition with the Company."

            7. Term. This Agreement shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid, upon the earliest of (i) the end of the Term, if a Change in Control has not occurred within the Term;
(ii) upon the termination of the Consultant's retainment by the Company based on disability (as described in Section 4(a)(1)), the events described in Section 4(c)(3) or cause or by the Consultant other than for Good Reason; or (iii) three years from the Effective Date of a Change in Control which was not approved by the Board of Directors or two years from the Effective Date of a Change in Control which was approved by the Board of Directors.

            8. Successor to the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Consultant to compensation from the Company in the same amount and on the same terms as the Consultant would be entitled hereunder if such succession had not occurred, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. For purposes of this Section 8, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for herein or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            9. Assignment by Consultant. The Consultant shall not assign this Agreement or any rights contained hereunder and any such attempted assignment is void.


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

            10. Miscellaneous. No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver, or discharge is agreed to in writing signed by the Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

            11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            12. Gender. In this Agreement (unless the context requires otherwise), the use of any masculine term shall include the feminine.

            13. Binding Agreement. Except as otherwise specifically provided herein, this Agreement shall be binding on the parties and their heirs, executors, distributees, legal representatives, successors and assigns.

            14. Notices. All notices under this Agreement shall be in writing and shall be delivered by personal service to the parties at their respective addresses as each party shall inform the other; provided, however, that a notice in connection with the termination of the Consultant's engagement shall be provided in accordance with the terms set forth in Section 5(b)(2) of this Agreement. The effective date of any such notice shall be the date of delivery.

            15. Governing Law. This Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and performed entirely therein.

            16. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subjects and matters addressed. Except as provided herein, each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party which are not set forth herein and that no other agreement shall be valid or binding.

            17. Agreement to Perform Necessary Acts. The parties shall execute and deliver all documents and perform all further acts that may be reasonably necessary to effect this Agreement.


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

            18. Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

            19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            20. Termination of Old Agreement. This Agreement supersedes the Old Agreement in its entirety and the parties hereby agree and acknowledge that the Old Agreement is hereby terminated and of no further force and effect.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             MICHAEL J. SPECCHIO, INC.


                                             By: /s/ Michael J. Speechio, Inc.
                                                 -----------------------------


                                             NATIONAL WIRELESS HOLDINGS INC.


                                             By: /s/ Terrence S. Cassidy
                                                 -----------------------
                                                   Authorized Officer



Agreed as of the date first written
above solely in respect to Section 20
above:


/s/ Michael J. Speechio
-----------------------
Michael J. Specchio


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